As filed with the Securities and Exchange Commission on May 4, 1998
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                           HIGHWOODS PROPERTIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        Maryland                                         56-1871668
State of Incorporation)                     (I.R.S. Employer Identification No.)

                         3100 Smoketree Court, Suite 600
                          Raleigh, North Carolina 27604
                                 (919) 872-4924

    (Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Ronald P. Gibson, President
                           Highwoods Properties, Inc.
                         3100 Smoketree Court, Suite 600
                          Raleigh, North Carolina 27604
                                 (919) 872-4924

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With Copies to:

                              Brad S. Markoff, Esq.
                                Alston & Bird LLP
                         3605 Glenwood Avenue, Suite 310
                          Raleigh, North Carolina 27612
                                 (919) 420-2210

                Approximate date of commencement of proposed sale to the public: As soon as practicable after this
                    Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                  Calculation of Registration Fee
===============================================================================================================

Title of Securities          Amount being         Proposed Maximum       Proposed Maximum         Amount of
 being Registered             Registered           Offering Price       Aggregate Offering    Registration Fee
                                                   Per Share (1)               Price
---------------------------------------------------------------------------------------------------------------
Common Stock,
 $.01 par value.......       2,000,000(2)              $33.50                    $67,000,000        $20,304 (3)
===============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) on the basis of the high and low sale price of the Common Stock on the New York Stock Exchange on April 28, 1998.

(2) Excludes 34,596 shares of Common Stock previously registered on Form S-3 File No. 033-97712 and carried forward hereto.

(3) Excludes the registration fee of $312, which was previously paid with respect to 34,596 shares of Common Stock carried forward from Registration Statement No. 033-97712.

                                EXPLANATORY NOTE

THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS UNDER SECURITIES ACT RULE 429 AND RELATES TO REGISTRATION STATEMENT NO. 033-97712, WHICH THE REGISTRANT PREVIOUSLY FILED ON FORM S-3 AND WHICH WAS DECLARED EFFECTIVE, UNDER SECURITIES ACT RULE 462(A), ON OCTOBER 4, 1995.

PROSPECTUS

                          2,034,596 SHARES COMMON STOCK


                           HIGHWOODS PROPERTIES, INC.

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


         Highwoods Properties, Inc. (the "Company") hereby offers holders of its shares of common stock, par value $.0l per share (the "Common Stock"), the opportunity to participate in the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan provides a simple and convenient method, without brokerage commission or service charge, to invest cash dividends and Optional Cash Payments (defined below) in shares of Common Stock. Beneficial owners of shares of Common Stock whose shares are registered in names other than their own, by brokers, banks or other nominees, may join the Plan by having the shares they wish to enroll in the Plan transferred to their own names or arranging for the holder of record to join the Plan.

         Plan participants (the "Participants") may purchase shares of Common Stock by (i) having the cash dividends on all, or part, of their shares of Common Stock automatically reinvested, (ii) by receiving directly, as usual, their cash dividends, if and as declared, on their shares of Common Stock and investing in the Plan by making cash payments, of not less than $25 per payment nor more than $20,000 per calendar quarter ("Optional Cash Payments"), or (iii) by investing both their cash dividends and such Optional Cash Payments.

         Individuals and entities may participate in the Plan by completing an Authorization Card and returning it to FIRST UNION NATIONAL BANK, DIVIDEND REINVESTMENT GROUP, 1525 WEST W. T. HARRIS BOULEVARD, 3C3, CHARLOTTE, NORTH CAROLINA, 28288-1153. Stockholders who are participants in the Plan may terminate their participation at any time. Stockholders who are not participants in the Plan and who do not want to become participants need do nothing and will continue to receive their cash dividends, if and when declared, as usual.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   The date of this Prospectus is May 4, 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith the Company files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied, at prescribed rates, at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 25049, Room 1024, and at the Commission's New York regional office at Seven World Trade Center, New York, New York, 10048 and at the Commission's Chicago regional office at Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60661. Such information, when available, also may be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's home page on the Internet (http://www.sec.gov). In addition, the Common Stock of the Company is listed on the New York Stock Exchange ("NYSE"), and similar information concerning the Company can be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This prospectus ("Prospectus"), which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and in the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is hereby made to such registration statement, exhibits and schedules. The registration statement may be inspected without charge at, or copies obtained upon payment of prescribed fees from, the Commission and its regional offices at the locations listed above. Any statements contained herein concerning a provision of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statements or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference and made a part hereof:

         a. The Company's annual report on Form 10-K for the year ended December 31, 1997 (as amended on Form 10-K/A filed on April 29, 1998);

         b. The Company's current reports on Form 8-K, dated January 9, 1997 (as amended on February 7, 1997, March 10, 1997 and April 28, 1998), August 27, 1997 (as amended on September 23, 1997), October 1, 1997, November 17, 1997, January 22, 1998, February 2, 1998, and April 20, 1998; and

         c. The description of the Common Stock of the Company included in the Company's registration statement on Form 8-A, dated May 16, 1994.

      All documents filed by the Company with the Commission pursuant to Sections 13(a) and 13(c) of the Exchange Act and any definitive proxy statements so filed pursuant to Section 14 of the Exchange Act and any reports filed pursuant to Section 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering of the Common Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, as the case may be, which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statements modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      Copies of any or all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents) will be furnished without charge to each person to whom a copy of this Prospectus is delivered upon written or oral request. Requests should be made to: Highwoods Properties, Inc., Investor Relations, 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604.

                                   THE COMPANY

      Highwoods Properties, Inc. (the "Company"), a Maryland corporation, is the issuer of the shares of Common Stock, par value $.01 per share, offered hereunder. The principal executive office of the Company is located at 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604; telephone number
(919) 872-4924.

                           DESCRIPTION OF THE DIVIDEND
                                REINVESTMENT AND
                               STOCK PURCHASE PLAN


      The terms of the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan") are set forth below in question and answer format.

PURPOSE

1.    WHAT IS THE PURPOSE OF THE PLAN?

      The purpose of the Plan is to provide holders of shares of Common Stock with a simple and convenient method of investing cash dividends or Optional Cash Payments in shares of Common Stock without payment of any brokerage commissions, fees or service charges. Shares of Common Stock purchased under the Plan will either be original issue shares or shares purchased in the open market by the Plan administrator, First Union National Bank of North Carolina (the "Bank"). The Plan accordingly has the added benefit of providing the Company with additional funds for general corporate purposes when the Company elects to sell shares of its Common Stock under the Plan.

ADVANTAGES TO PARTICIPANTS

2. WHAT ARE THE OPTIONS AVAILABLE TO STOCKHOLDERS?

      Plan Participants may purchase shares of Common Stock by (i) having the cash dividends on all or part of their shares of Common Stock automatically reinvested, (ii) by receiving directly, as usual, their cash dividends, if and as declared, on their shares of Common Stock and investing in the Plan by making cash payments of not less than $25 or more than $20,000 per calendar quarter per beneficial owner, or (iii) by investing both their cash dividends and such Optional Cash Payments. These options are also available to beneficial owners of Common Stock whose shares are registered in names other than their own by having the shares they wish to enroll in the Plan transferred to their own name or arranging for the holder of record to join the Plan on such beneficial owners' behalf.

 3. WHAT ARE THE ADVANTAGES OF THE PLAN?

      No brokerage commissions, fees or service charges are paid by participants in connection with purchases under the Plan; provided, however, that if shares are registered in the name of a nominee or broker, such nominee or broker may charge a commission or fee. Full investment of dividends is possible under the Plan because the Plan permits fractions of shares, as well as whole shares, to be purchased and credited to Participants' accounts. Regular statements of account provide simplified record keeping. In addition, the free custodial services provided in connection with the Plan serve to protect against loss, theft or destruction of certificates.

      The price of shares of Common Stock purchased under the Plan from the Company with reinvested cash dividends will be 95% of the average high and low price for the Common Stock on the New York Stock Exchange for the ten trading days immediately preceding the dividend payment date. Shares of Common Stock purchased under the Plan from the Company with Optional Cash Payments will have a purchase price equal to 100% of the average high and low price for the Common Stock on the New York Stock Exchange for the ten trading days immediately preceding the dividend payment date. For open market purchases, the purchase price will be the weighted average price paid by the Bank for all shares purchased by it for Participants with the proceeds of the cash dividend and Optional Cash Payments being invested on the applicable dividend payment date and, if necessary (as explained at Question 12), promptly thereafter.

ADMINISTRATION

4. WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

      First Union National Bank of North Carolina, or such other bank or trust company as the Company may from time to time designate as Plan administrator for the participating stockholders, administers the Plan for Participants, keeping records, sending statements of account to Participants and performing other duties relating to the Plan. Shares of Common Stock purchased under the Plan are held by the Bank as agent for the Participants and are registered in the name of the Bank or its nominee, unless and until a Participant requests that a stock certificate for his or her shares be issued, as more fully described in Question 17.

      Any questions or correspondence should be directed to:

                            First Union National Bank
                           Dividend Reinvestment Group
                      1525 West W. T. Harris Boulevard, 3C3
                      Charlotte, North Carolina 28288-1153
                                 (800) 829-8432

PARTICIPATION

5. WHO IS ELIGIBLE TO PARTICIPATE?

      Any person or entity currently a registered holder of Common Stock is eligible to participate in the Plan ("Eligible Participants"). In order to be eligible to participate, beneficial owners of shares of Common Stock whose shares are registered in names other than their own (for example, shares registered in the name of a broker, bank nominee or trustee) must either have the shares they wish to enroll in the Plan transferred to their own names or arrange for the holder of record to join the Plan.

6. HOW DOES AN ELIGIBLE PARTICIPANT PARTICIPATE?

      An Eligible Participant may join the Plan by completing and signing an Authorization Card and returning it to the Bank. When completing the Authorization Card, an Eligible Participant should be careful to include his or her social security number or taxpayer identification number. Failure to supply this information will result in backup withholding of 31% of payments owed to a Participant. Once enrolled in the Plan, Participants will continue to be enrolled without further action on their part. Participants may change their investment options at any time by completing, signing and returning to the bank a new Authorization Card. If a Participant's shares are registered in more than one name (e.g., joint tenants, trustees, etc.), all registered owners must sign the Authorization Card exactly as their names appear on the account registration.

      Additional Authorization Cards and additional copies of this Prospectus may be obtained at any time by written request to the Bank at the address set forth in Question 4 above.

7. WHEN MAY AN ELIGIBLE PARTICIPANT JOIN THE PLAN?

      An Eligible Participant may join the Plan at any time.

      Reinvestment of dividends commences, for any stockholder electing such option, with the first dividend paid after such stockholder joins the Plan, provided that an Authorization Card is received for such participant by the Bank before the record date for such dividend. If any Eligible Participant delivers an Authorization Card specifying reinvestment of dividends paid on such holder's shares of Common Stock to the Bank on or after the record date established for payment of a particular dividend on the Common Stock, reinvestment will commence with the dividend payment date following the next record date.

      Since its initial public offering completed in June 1994, the Company has declared and paid dividends as follows:


 Declaration Date      Record Date             Payment Date
---------------------- --------------------- -------------------

October 25, 1994       November 4, 1994      November 16, 1994

January 25, 1995       February 6, 1995      February 16, 1995

April 24, 1995         May 5, 1995           May 17, 1995

July 25, 1995          August 4, 1995        August 16, 1995

October 31, 1995       November 10, 1995     November 22, 1995

January 30, 1996       February 9, 1996      February 21, 1996

April 30, 1996         May 8, 1996           May 22, 1996

June 3, 1996           August 9, 1996        August 21, 1996

November 4, 1996       November 14, 1996     November 22, 1996

February 4, 1997       February 14, 1996     February 21, 1997

April 29, 1997         May 9, 1997           May 21, 1997

July 29, 1997          August 8, 1997        August 20, 1997

November 4, 1997       November 14, 1997     November 21, 1997

January 26, 1998       February 5, 1998      February 18, 1998


     See Question 13 below for information concerning the investment of Optional Cash Payments.

8. WHAT DOES THE AUTHORIZATION CARD SAY ABOUT DIVIDENDS AND OPTIONAL CASH PAYMENTS?

      The Authorization Card allows each Eligible Stockholder to decide the extent to which he or she wishes to participate in the Plan through any of the following investment options:

      (a) FULL DIVIDEND REINVESTMENT. If the "Full Dividend Reinvestment" box is checked, the Bank will purchase additional shares of Common Stock for the account of the Participant using (i) cash dividends on all shares of Common Stock registered in the Participant's name, (ii) cash dividends on all shares of

Common Stock credited to the Participant's Plan account, and (iii) any Optional Cash Payments received from the Participant.

      (b) PARTIAL DIVIDEND REINVESTMENT. If the "Partial Dividend Reinvestment" box is checked, the Bank will purchase additional shares of Common Stock for the account of the Participant using (i) cash dividends on such number of shares of Common Stock as specified by the Participant on the Authorization Card, (ii) cash dividends on all shares of Common Stock credited to the Participant's Plan account, and (iii) any Optional Cash Payments received from the Participant.

      (c) OPTIONAL CASH PAYMENTS ONLY. If the "Optional Cash Payments Only" box is checked, the Bank will purchase additional shares of Common Stock for the account of the Participant using only (i) Optional Cash Payments received from the Participant and (ii) cash dividends on all shares credited to the Participant's Plan account. Cash dividends on shares of Common Stock registered in the Participant's name, other than in his or her Plan account, will be paid to the Participant in the usual manner.

9. HOW MAY PARTICIPANTS CHANGE THEIR INVESTMENT OPTIONS?

      A Participant may change his or her investment option at any time by signing a new Authorization Card and returning it to the Bank. A change in investment option will be effective on the next dividend payment date if the Authorization Card is received by the Bank before the related dividend record date. If the Authorization Card is received by the Bank on or after the related dividend record date, the change will be effective on the dividend payment date following the next record date.

COSTS

10. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PARTICIPATION IN THE PLAN?

      Participants incur no brokerage fees with respect to purchases under the Plan, and the Company pays all other costs of administering the Plan.

      If a stockholder's shares are registered in the name of a nominee or broker, such nominee or broker may charge a commission or fee in connection with purchases under the Plan. Any such commissions or fees will be the responsibility of such stockholder.

      If a Participant requests that the Bank sell shares credited to his or her account under the Plan (as described at Question 18 below), the Participant may have to pay brokerage commissions and transfer taxes in connection with such sale.

PURCHASES

11. HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR EACH PARTICIPANT?

      The number of shares to be purchased for a Participant's account under the Plan will depend upon the amount of the Participant's dividend being reinvested, the amount of any Optional Cash Payments and the effective purchase price of the Common Stock. Each Participant's account is credited with the number of shares, including fractions computed to at least four decimal places, equal to the total amount invested by him or her divided by the applicable purchase price.

12. AT WHAT PRICE AND WHEN WILL COMMON STOCK BE PURCHASED UNDER THE PLAN?

      Shares purchased from the Company will be made for a Participant's account effective as of the close of business on the dividend payment date. The price of shares of Common Stock purchased under the Plan from the Company with reinvested cash dividends will be 95% of the average high and low price for the Common Stock on the New York Stock Exchange for the ten trading days immediately preceding the dividend payment date. Shares of Common Stock purchased under the Plan from the Company with Optional Cash Payments will have a purchase price equal to 100% of the average high and low price for the Common Stock on the New York Stock Exchange for the ten trading days immediately preceding the dividend payment date.

      If the Company does not elect to sell shares of Common Stock under the Plan on a dividend payment date, the Bank will purchase shares of Common Stock on such dividend payment date on any securities exchange where such shares are traded, in the over-the-counter market or in negotiated transactions, on such terms as the Bank may determine. If the dividend payment date does not fall on a trading day, or the Bank cannot otherwise complete the purchases under the Plan on such dividend payment date, open market purchases will be made as soon after the dividend payment date as practicable. For such open market purchases, the purchase price will be the weighted average price paid by the Bank for all shares purchased by it for Participants with the proceeds of the cash dividend and Optional Cash Payments being invested on the applicable dividend payment date and, if necessary, promptly thereafter.

      Since purchase prices for the Common Stock are established on the dates of purchase, a stockholder loses any advantages otherwise available from being able to select the timing of investments. Stockholders should recognize that neither the Company nor the Bank can assure a profit or protect against a loss on shares of Common Stock purchased under the Plan.

13. HOW ARE OPTIONAL CASH PAYMENTS MADE?

      Optional Cash Payments may be made at any time and in varying amounts of not less than $25 per payment nor more than $20,000 per calendar quarter. An Eligible Participant may make an Optional Cash Payment when enrolling in the Plan by enclosing a check (made payable to First Union National Bank of North Carolina) with the Authorization Card. Thereafter, Optional Cash Payments may be made through the use of Optional Cash Payment forms, which will be sent to Participants by the Bank.

      In the event a broker, bank nominee or trustee holds shares of a beneficial owner in the name of a major securities depository, Optional Cash Payments must be made on a Broker and Nominee Form (a "B&N Form"). The B&N Form is the sole means by which a broker, bank nominee or trustee holding shares of a beneficial owner in the name of a major securities depository may invest Optional Cash Payments on behalf of such beneficial owner. In such a case, the broker, bank nominee or trustee must use the B&N Form for transmitting Optional Cash Payments on behalf of the beneficial owner. A B&N Form must be delivered to the Bank each time that such broker, bank nominee or trustee transmits Optional Cash Payments on behalf of a beneficial owner. B&N Forms will be furnished at any time upon written request to the Bank.

      Optional Cash Payments, like dividends, will be invested on the dividend payment date (or promptly thereafter, as explained at Question 12). However, only payments received at least five days prior to the applicable dividend payment date will be invested on such dividend payment date. Optional Cash Payments received thereafter will not be invested until the dividend payment date following the next record date. NO INTEREST WILL BE PAID ON OPTIONAL CASH PAYMENTS. IT IS THEREFORE SUGGESTED THAT ANY OPTIONAL CASH PAYMENTS A PARTICIPANT WISHES TO MAKE BE SENT SO AS TO REACH THE BANK AS CLOSE AS POSSIBLE TO FIVE DAYS BEFORE THE DIVIDEND PAYMENT DATE. The same amount of money need not be sent each quarter, and there is no obligation to make an Optional Cash Payment each quarter. Optional Cash Payments will be refunded if a written request for a refund is received by the Bank no later than two days prior to the related dividend payment date.

      AN ELIGIBLE PARTICIPANT MAY PARTICIPATE THROUGH THE INVESTMENT OF OPTIONAL CASH PAYMENTS WITHOUT THE NECESSITY OF REINVESTING CASH DIVIDENDS BY CHECKING THE "OPTIONAL CASH PAYMENTS ONLY" BOX ON THE AUTHORIZATION CARD. HOWEVER, EVEN IF THE "OPTIONAL CASH PAYMENTS ONLY" BOX IS CHECKED, ALL DIVIDENDS PAYABLE ON SHARES PURCHASED WITH OPTIONAL CASH PAYMENTS AND RETAINED IN THE PARTICIPANT'S PLAN ACCOUNT WILL BE REINVESTED AUTOMATICALLY IN ADDITIONAL SHARES OF COMMON STOCK.

      In the event that any check is returned unpaid for any reason, the Bank will consider the request for investment null and void and shall immediately remove from the Participant's account shares, if any, purchased upon credit of such money. The Bank shall thereupon be entitled to sell such shares to satisfy uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Bank shall be entitled to sell such additional shares from the Participant's account as needed to satisfy the uncollected balance.

REPORTS TO PARTICIPANTS

14. WHAT KIND OF REPORTS ARE SENT TO PARTICIPANTS IN THE PLAN?

      Participants will be sent a quarterly statement of their accounts. These statements of account will show any cash dividends and Optional Cash Payments received, the number of shares purchased, the purchase price for the shares, the number of Plan shares held for the Participant by the Bank, the number of enrolled shares registered in the name of the Participant, and an accumulation of the transactions for the calendar year to date. Quarterly statements will be mailed as soon as practicable after each dividend payment date. These statements are a Participant's continuing record of the cost of his or her purchases and should be retained for income tax purposes.

      In addition, each Participant will receive the most recent Prospectus constituting the Plan and copies of the same communications sent to every other holder of shares of Common Stock, including the Company's Annual Report, Notice of Annual Meeting and Proxy Statement and income tax information for reporting distributions (including dividends) paid by the Company.

DIVIDENDS

15. HOW ARE DIVIDENDS CREDITED TO PARTICIPANTS' ACCOUNTS UNDER THE PLAN?

      On shares of Common Stock for which a Participant has directed that dividends be reinvested, cash dividends will automatically be credited to a Participant's account and reinvested in additional shares of Common Stock. Cash dividends also will be automatically reinvested on all shares that have been purchased under the Plan and credited to a Participant's account; provided, however, that no dividends will be earned on such shares purchased under the Plan until the dividend payment for the first dividend record date that follows the date of purchase of such shares. On shares of Common Stock for which a Participant has not directed that dividends be reinvested and on shares owned by stockholders who are not participating in the Plan, cash dividends, if and as declared, will be received by them by check as usual.

16. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON FRACTIONS OF SHARES?

      Yes. Account balances will be computed to at least four decimal places and dividends will be paid on the fractional shares.

CERTIFICATES FOR SHARES

17. WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

      Unless requested by a Participant, certificates for shares of Common Stock purchased under the Plan will not be issued. Shares will be held in the name of the Bank or its nominees. The number of shares credited to a Participant's account under the Plan will be shown on his or her statement of account. Certificates for any number of whole shares credited to an account under the Plan will be issued upon the written request of a Participant.

      The remaining whole shares and fractions of shares, if any, will continue to be credited to the Participant's account. A request for issuance of Plan shares, including issuance of all of the shares in a Participant's account, will not constitute a termination of participation in the Plan by the Participant.

      Certificates for fractional shares are not issued under any circumstances.

SALE OR OTHER DISPOSITION OF PLAN SHARES

18. HOW MAY A PARTICIPANT SELL, PLEDGE OR ASSIGN SHARES HELD IN THE PLAN?

      A Participant who desires to sell shares of Common Stock in a Plan account must request that certificates for such shares be issued in the Participant's name or, as an alternative, may request the Bank to sell whole shares credited to his or her account under the Plan. If a Participant requests that the Bank sell shares credited to his or her Plan account, the Bank will use its best efforts to make the sale in the open market within 10 trading days after receipt of the written request, and the Participant will receive the proceeds of the sale minus any brokerage commissions and transfer taxes. No Participant has the authority or power to direct the date or sale price at which the Common Stock may be sold by the Bank under this alternative.

      Any written instructions that do not clearly indicate the whole number of shares to be sold, or that "all" Plan shares are to be sold, will be returned to the Participant with no action taken.

      A Participant who wishes to sell some or all of his or her shares in the Plan should be aware of the risk that the price of the Common Stock may decrease between the time that the Participant determines to sell shares in the Plan and the time that the sale is completed. This risk is borne solely by the Participant. No check for the proceeds of such sale will be mailed prior to the settlement of funds from the brokerage firm through which shares in the Plan are sold. Settlement is normally three business days after the sale of the shares.

      All information relating to the sale of shares in the Plan will be reported to the Internal Revenue Service pursuant to applicable legal requirements.

      A Participant may not pledge or assign shares credited to a Plan account. Any such purported pledge or assignment will be void. If a Participant wants to pledge or assign such shares, the Participant must request that a certificate for such shares be issued in the Participant's name.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

19. HOW MAY A PARTICIPANT WITHDRAW SHARES FROM A PLAN ACCOUNT?

      A Participant may at any time withdraw all or any portion of the full shares of Common Stock held in the Participant's account. A request for withdrawal should be in writing and sent to the Bank. Certificates for the full shares so withdrawn will be issued in the name of and mailed to the Participant. Any fractional share interest will be liquidated and a check for the market value of the fractional share interest (without deducting any expense or commission) will be mailed to the Participant. See Question 18 above for a discussion of how a Participant may sell shares in his or her Plan account through the Bank rather than first withdrawing shares from the Plan and then selling them on the open market through a broker.

TERMINATION OF PARTICIPATION

20. WHEN AND HOW MAY PARTICIPATION IN THE PLAN BE TERMINATED?

      A Participant may terminate participation in the Plan by written notice to the Bank. When a Participant terminates his or her participation in the Plan (or upon termination of the Plan by the Company), certificates for whole shares in his or her account under the Plan are issued and a cash payment is made for any fraction of a share in such account.

      If the written termination notice is received by the Bank before the record date for a dividend, the termination will be duly processed and such dividend will not be reinvested on the next dividend payment date. Any written notice of termination received after a dividend record date will not be effective until dividends for such record date have been invested and the shares have been allocated to the account of the respective Participant. After such dividends are invested and allocated to the Participants' accounts, termination requests will be processed. Allocations may take up to two weeks after dividend payment. Neither the Bank nor the Company is responsible for losses during such periods. Any optional cash payment received by the Bank prior to the receipt of a termination notice will be invested in shares of Common Stock unless the Participant expressly requests in writing that the Optional Cash Payment be returned and the Bank receives the Participant's written request two days before the applicable dividend payment date.

      A Participant may re-enroll in the Plan at any time by submitting an Authorization Card as described in Question 6.

21. MAY A PARTICIPANT TERMINATE THE REINVESTMENT OF DIVIDENDS ON SHARES HELD IN HIS OR HER NAME AND STILL REMAIN IN THE PLAN?

      Yes. A Participant who terminates the reinvestment of dividends paid on shares registered in his or her name may leave in the Plan the shares previously purchased for his or her account in the Plan. Dividends paid on shares left in the Plan continue to be reinvested automatically for his or her account.

THE CONSEQUENCES OF PARTICIPATION IN THE PLAN

22. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

      Under the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the purchase of shares of Common Stock under the Plan generally will result in the following federal income tax consequences:

      (a) Any amounts representing foregone distributions from the Company that are invested through the Plan will be taxed in the same manner as though they had been received in cash. The Company's distributions to stockholders constitute "dividends" for federal income tax purposes up to the amount of the Company's positive current and accumulated earnings and profits and, to that extent, will be taxable as ordinary income (unless designated as "capital gain" dividend pursuant to applicable Code rules). To the extent that the Company makes a distribution in excess of such earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the stockholders's Common Stock, and then the distribution in excess of such basis will be taxable as a gain realized from the sale of the stockholder's Common Stock. These same tax consequences will apply where a stockholder's distributions are used to purchase additional Common Stock pursuant to the Plan. Therefore, the full amount of cash distributions reinvested under the Plan plus the 5% purchase discount on such reinvested distributions will be taxed as outlined above. In addition, the amount of any brokerage commissions, mark-ups, and other fees or expenses incurred by the Company on behalf of a participating stockholder in connection with purchases on the open market, whether as reinvested distributions or Optional Cash Payments, also will be considered to be taxed as outlined above.

      (b) Distributions paid to corporate stockholders, including amounts taxable as dividends to corporate stockholders under (a) above, will not be eligible for the corporate dividends-received deduction under the Code.

      (c) A stockholder's tax basis in additional shares of Common Stock acquired under the Plan with reinvested distributions will be equal to the fair market value of such shares as of the date of the distribution.

A stockholder's tax basis in additional shares of Common Stock acquired under the Plan with optional cash payments will be equal to the amount of the Optional Cash Payments plus the excess, if any, of the fair market value of the shares, on the date such shares were acquired, over the amount of such Optional Cash Payments. The stockholder's holding period for shares of Common Stock acquired with reinvested distributions generally will commence on the day after the distribution payment date. If, however, the shares are acquired with Optional Cash Payments or are purchased with reinvested distributions in the open market, the holding period will commence on the day following the date of purchase.

      (d) A stockholder will not realize any taxable income upon the receipt of a certificate for full shares credited to the stockholder's account. A stockholder, however, will recognize gain or loss when the stockholder sells or exchanges shares received from the Plan or when a fractional share interest is liquidated. Such gain or loss will equal the difference between the amount that the stockholder receives for such fractional share interest or such shares and the tax basis therefor.

      In the case of participating stockholders whose distributions are subject to withholding of federal income tax, distributions will be reinvested less the amount of tax required to be withheld.

      The above is intended only as a general discussion of the current federal income tax consequence of participation in the Plan. Stockholders should consult their own tax advisers regarding the federal and state income tax consequences (including the effects of any changes in law) of their individual participation in the Plan.

OTHER INFORMATION

23. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL OF THE SHARES REGISTERED IN HIS OR HER NAME OTHER THAN SHARES UNDER THE PLAN?

      If a Participant disposes of all of the shares of Common Stock registered in his or her name other than shares purchased for the Participant's account under the Plan, the Bank, until it is otherwise instructed, continues to reinvest the dividends on the shares of Common Stock in the Participant's Plan account. In the event of a Participant's death or incapacity, the personal representative of his or her estate may provide the Bank with a written request of withdrawal of the Participant's Plan shares. The Company reserves the right not to reinvest any additional dividends if a Participant has only a fractional share of stock credited to his or her account under the Plan on the record date for any cash dividend on the Common Stock. If the Company exercises this right, the Participant will receive a cash adjustment representing the fractional share and a cash payment for the dividend. The cash payment for the fractional share will be based on the closing price of the Common Stock on the New York Stock Exchange on the date on which the Company exercises this right.

24. WHAT HAPPENS IN THE EVENT OF A STOCK DIVIDEND, STOCK SPLIT OR RIGHTS
OFFERING?

      Any shares representing stock dividends (payable in Common Stock) or stock splits distributed by the Company on shares of Common Stock credited to the account of a Participant under the Plan will be added to the Participant's account. Shares representing stock dividends payable other than in Common Stock on shares of Common Stock credited to the account of a Participant under the Plan shall be paid to the Bank, which shall distribute the shares in accordance with the interests of Participants in the Plan. Shares representing stock dividends or split shares distributed on shares registered in the name of the Participant will be mailed directly to such Participant in the same manner as to stockholders who are not participating in the Plan.

      If the Company makes available rights or warrants to purchase additional Company shares or other securities, such rights or warrants will be made available to Participants based on the number of shares (including fractional share interests to the extent practicable) held in their accounts on the record date established for determining the stockholders entitled to such rights or warrants.

25. HOW WILL A PARTICIPANT'S PLAN SHARES BE VOTED AT A STOCKHOLDERS' MEETING?

      All shares in a Plan account will be added to the shares registered in the Participant's name on the stockholder records of the Company and the Participant will receive one proxy for all such shares which proxy will be voted as the Participant directs or the Participant may vote all shares in person at the stockholders' meeting.

26. WHAT ARE THE RESPONSIBILITIES OF THE COMPANY AND THE BANK UNDER THE PLAN?

      Neither the Company nor the Bank will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability arising out of a failure to terminate a Participant's account upon such Participant's death or adjudicated incompetency prior to the receipt of notice in writing of such death or adjudicated incompetency, the prices at which shares are purchased for the Participant's account, the times when purchases are made or fluctuations in the market value of the Common Stock. Neither the Company nor the Bank has any duties, responsibilities or liabilities except those expressly set forth in the Plan.

      STOCKHOLDERS SHOULD RECOGNIZE THAT NEITHER THE COMPANY NOR THE BANK CAN ASSURE A PROFIT OR PROTECT AGAINST LOSS ON THE SHARES PURCHASED UNDER THE PLAN.

27. MAY THE PLAN BE CHANGED OR DISCONTINUED?

      Although the Plan is intended to continue indefinitely, the Company reserves the right to suspend or terminate the Plan at any time. The Company also reserves the right to make modifications to the Plan. Notice of such suspension, termination, or modification will be sent to all Participants.

      The Company intends to use its best efforts to maintain the effectiveness of the Registration Statement filed with the Commission covering the offer and sale of Common Stock under the Plan. However, the Company has no obligation to offer, issue or sell Common Stock under the Plan if, at the time of the offer, issuance or sale, such Registration Statement is for any reason not effective. Also, the Company may elect not to offer or sell Common Stock under the Plan to stockholders residing in any jurisdiction or foreign country where, in the judgment of the Company, the burden or expense of compliance with applicable blue sky or securities laws makes such offer or sale there impracticable or inadvisable. In any of these circumstances, dividends, if and as declared, will be paid in the usual manner to the stockholders and any Optional Cash Payments received from such stockholder will be returned to him or her.

RESALE RESTRICTIONS

28. ARE THERE ANY RESTRICTIONS ON THE RESALE OF COMMON STOCK ACQUIRED UNDER THE PLAN?

      Employees who are not "affiliates" of the Company are free to sell at any time the Common Stock acquired under the Plan. Employees who are "affiliates" of the Company, as that term is defined in Rule 405 promulgated by the Commission under the Securities Act, may not publicly re-offer shares acquired under the Plan except pursuant to Rule 144 of the Commission or pursuant to an effective registration statement. Rule 405 defines an "affiliate" as a person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. Directors and certain officers of the Company may be "affiliates" of the Company under this definition.

      Directors and certain executive officers of the Company participating in the Plan are also subject to the reporting obligation of Section 16(a) and the short-swing profit recovery provisions of Section 16(b) of the Exchange Act with respect to purchases of the Common Stock made under the Plan with optional cash payments. Although such directors and officers are not subject to the short-swing profit recovery provisions of Section 16(b) of the Exchange Act with respect to purchases of Common Stock made under the Plan with reinvested dividends, such purchases must be disclosed on annual reports filed pursuant to Section 16(a) of the Exchange Act.

LIMITATIONS ON PARTICIPATION

29. ARE THERE LIMITATIONS ON PARTICIPATION IN THE PLAN OTHER THAN THOSE DESCRIBED ABOVE?

      The Company reserves the right to limit participation in the Plan for any reason, even if a stockholder is otherwise eligible to participate. In order to enable the Company to meet one of the requirements for continued qualification as a real estate investment trust, the Company's Articles of Incorporation limit ownership by any one person to no more than 9.8% of the Company's outstanding capital stock. No stockholder may acquire any shares pursuant to the Plan that exceed this limit. Some stockholders may be residents of jurisdictions in which the Company determines that it may not legally or economically offer its shares under the Plan, and accordingly residents of such jurisdictions may be precluded from participating in the Plan. The Company has no present plans to limit participation in the Plan by any stockholder of record for reasons other that those set forth above, but it reserves such right in the event that it determines in its sole discretion that such limitation may be in the best interests of the Company.

                                 USE OF PROCEEDS

      The Company intends to use proceeds from the sale of its Common Stock for general corporate purposes, including repayment of indebtedness, investment in new properties and new developments, and maintenance of currently owned property. The Company has no basis for estimating either the number of shares of Common Stock that ultimately will be sold pursuant to the Plan or the prices at which such shares will be sold.


                                  COMMON STOCK

      Holders of the Common Stock of the Company are entitled to share equally, share for share, in dividends payable in cash, stock or other property, as and if declared by the Company's Board of Directors. In the event of any liquidation, dissolution or winding-up, the holders of the Common Stock are entitled to receive, on a share for share basis, any assets or funds of the Company that are distributable to its holders of Common Stock upon such events. Holders of Common Stock are entitled to one vote for each share held on all matters voted upon by stockholders. Holders of Common Stock are not entitled to preemptive rights or to cumulative voting rights. The shares of Common Stock issued or to be issued upon receipt of payment therefor by the Company in accordance with the terms set forth in the Plan will be validly issued, fully paid and non-assessable.

      The Company's Articles of Incorporation provide that no stockholder may beneficially own more than 9.8% of the Company's outstanding capital stock. Any attempted transfer or acquisition of capital stock that would create a direct or indirect ownership of capital stock in excess of this limit or otherwise result in disqualification of the Company as a real estate investment trust will be null and void. The Company's Articles of Incorporation provide that capital stock subject to this limitation is subject to various rights of the Company to enforce the ownership limitation, including conversion of the shares into nonvoting stock and transfer to a trust. The above summary of the ownership limitation is qualified in its entirety by reference to the Company's Articles of Incorporation, as amended from time to time. The Company reserves the right to invalidate any purchases made under the Plan that, in the Company's sole discretion, may violate the ownership limit.

                               COMMON STOCK PRICE

      The Common Stock is listed on the New York Stock Exchange under the symbol "HIW." On April 28, 1998, the last reported sale price of the Company's Common Stock on the New York Stock Exchange was $33.50.

                     COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

      The Company's officers and directors are and will be indemnified against certain liabilities in accordance with the Maryland General Corporation Law ("MGCL"), the Articles of Incorporation and bylaws of the Company and the partnership agreement of Highwoods/Forsyth Limited Partnership (the "Operating Partnership"). The Articles of Incorporation require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the MGCL. The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was lawful.

      The partnership agreement of the Operating Partnership also provides for indemnification of the Company and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its Articles of Incorporation and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under the Company's Articles of Incorporation.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                     EXPERTS

      The consolidated financial statements and schedule of Highwoods Properties, Inc., incorporated herein by reference from the Company's annual report (Form 10-K) for the year ended December 31, 1997 (as amended on Form 10-K/A filed on April 29, 1998); the statements of revenue and certain expenses of Anderson Properties, Inc. and Century Center Group incorporated herein by reference from the Company's current report on Form 8-K dated January 9, 1997 (as amended on Forms 8-K/A filed on February 7, 1997, March 10, 1997 and April 28, 1998); and the statements of revenue and certain expenses of Shelton Properties, Riparius Properties, and Winners Circle incorporated herein by reference from the Company's Current Report on Form 8-K dated November 17, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

      The combined statement of revenue and certain operating expenses of the Associated Capital Properties Portfolio for the year ended December 31, 1996, and the combined statement of revenue and certain operating expenses of the 1997 Pending Acquisitions for the year ended December 31, 1996, incorporated by reference herein from the Company's current reports on Form 8-K dated August 27, 1997 (as amended on Form 8-K/A filed September 23, 1997) and dated October 1, 1997, have been so incorporated in reliance upon the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

      The validity of the shares of Common Stock offered hereby and the statements in this Prospectus under the caption "Description of the Dividend Reinvestment and Stock Purchase Plan - Tax Consequences of Participation in the Plan" have been passed upon for the Company by Alston & Bird LLP, Raleigh, North Carolina.

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES COVERED BY THIS PROSPECTUS IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                   TABLE OF CONTENTS

AVAILABLE INFORMATION                                  2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE        2
THE COMPANY                                            4
DESCRIPTION OF THE DIVIDEND
     REINVESTMENT AND STOCK PURCHASE PLAN              4
PURPOSE                                                4
ADVANTAGES TO PARTICIPANTS                             4
ADMINISTRATION                                         5
PARTICIPATION                                          5
COSTS                                                  7
PURCHASES                                              7
REPORTS TO PARTICIPANTS                                9
DIVIDENDS                                              9
CERTIFICATES FOR SHARES                                9
SALE OR OTHER DISPOSITION OF
     PLAN SHARES                                      10
WITHDRAWAL OF SHARES IN PLAN ACCOUNTS                 10
TERMINATION OF PARTICIPATION                          10
THE CONSEQUENCES OF PARTICIPATION
     IN THE PLAN                                      11
OTHER INFORMATION                                     12
LIMITATIONS                                           14
USE OF PROCEEDS                                       14
COMMON STOCK                                          14
COMMON STOCK PRICE                                    15
COMMISSION POSITION ON INDEMNIFICATION
     FOR SECURITIES ACT LIABILITIES                   15
EXPERTS                                               15
LEGAL MATTERS                                         16




                         HIGHWOODS

                      PROPERTIES, INC.





                    2,034,596 SHARES OF
                       COMMON STOCK




                   DIVIDEND REINVESTMENT
                            AND
                    STOCK PURCHASE PLAN




                        PROSPECTUS






                        MAY 4, 1998

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table itemizes the estimated expenses incurred by the Company in connection with the offering of the shares of the Common Stock registered hereby.

Item                                                                        Amount
----                                                                        ------

Registration fee - Securities and Exchange Commission                   $      20,304
New York Stock Exchange listing fee                                             7,000
Printing and duplicating expenses                                              12,500
Legal fees and expenses (other than blue sky)                                  12,500
Accounting fees and expenses                                                    2,500
Blue sky fees and expenses                                                      1,500
Miscellaneous expenses                                                          3,696
                                                                             --------

                                                         Total          $      60,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's officers and directors are and will be indemnified against certain liabilities in accordance with the Maryland General Corporation law ("MGCL"), the Articles of Incorporation and bylaws of the Company and the partnership agreement of Highwoods/Forsyth Limited Partnership (the "Operating Partnership"). The Articles of Incorporation require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the MGCL. The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     The partnership agreement of the Operating Partnership also provides for indemnification of the Company and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its Articles of Incorporation and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under the Company's Articles of Incorporation.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBIT

EXHIBIT NO.                                              DESCRIPTION
-----------                                              -----------

4.1      Amended and Restated Articles of Incorporation of Registrant. (1)

4.2      Amended and Restated Bylaws of Registrant. (2)

4.3      Specimen of Common Stock Certificate (2)

5.1      Opinion of Alston & Bird LLP regarding the legality of the shares of Common Stock being registered

8.1      Opinion of Alston & Bird LLP regarding tax matters

23.1     Consent of Ernst & Young, LLP

23.2     Consent of Coopers & Lybrand, L.L.P.

23.3     Consent of Alston & Bird LLP (included in Exhibit 5.1)

24.1     Power of Attorney (included on the signature page hereof)

(1) Filed as part of the Company's Current Report on September 25, 1997 and amended by articles supplementary filed as part of the Company's Current Reports on Form 8-K dated October 4, 1997, and on Form 8-K dated April 20, 1998, each of which is incorporated herein by reference.

(2) Filed as part of Registration Statement 33-76952 with the Securities and Exchange Commission and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section l0(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (i) and
(li) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on April 27, 1998.

                                             HIGHWOODS PROPERTIES, INC.

                                             By: /s/         RONALD P. GIBSON
                                                 -------------------------------
                                                     RONALD P. GIBSON, PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Highwoods Properties, Inc. hereby severally constitute Ronald P. Gibson and Carman J. Liuzzo and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Highwoods Properties, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



              SIGNATURE                          TITLE                                           DATE
              ---------                          -----                                           ----

/s/    O. TEMPLE SLOAN, JR.             Chairman of the Board of Directors      April 27, 1998
-----------------------------------
       O. TEMPLE SLOAN, JR.

/s/    RONALD P. GIBSON                 President, Chief Executive Officer      April 27, 1998
-----------------------------------          and Director
       RONALD P. GIBSON

/s/    JOHN L. TURNER                    Chief Investment Officer and Vice      April 27, 1998
-----------------------------------          Chairman of the Board of Directors
       JOHN L. TURNER

/s/    JOHN W. EAKIN                     Senior Vice President and Director     April 27, 1998
-----------------------------------
       JOHN W. EAKIN

/s/    GENE H. ANDERSON                  Senior Vice President and Director     April 27, 1998
-----------------------------------
       GENE H. ANDERSON

/s/    WILLIAM T. WILSON, III            Director                               April 27, 1998
-----------------------------------
       WILLIAM T. WILSON, III

/s/    THOMAS W. ADLER                   Director                               April 27, 1998
-----------------------------------
       THOMAS W. ADLER

/s/    WILLIAM E. GRAHAM                 Director                               April 27, 1998
----------------------------------
       WILLIAM E. GRAHAM




/s/    L. GLENN ORR, JR.                 Director                               April 27, 1998
-----------------------------------
              L. GLENN ORR, JR.

/s/    STEPHEN TIMKO                     Director                               April 27, 1998
-----------------------------------
              STEPHEN TIMKO

/s/    WILLARD H. SMITH, JR              Director                               April 27, 1998
-----------------------------------
              WILLARD H. SMITH, JR.

/s/    CARMAN J. LIUZZO                  Vice President, Chief Financial        April 27, 1998
-----------------------------------          Officer and Treasurer
              CARMAN J. LIUZZO               (Principal Accounting Officer)

                                  EXHIBIT INDEX

EXHIBIT NO.                                           DESCRIPTION
-----------                                           -----------

4.1           Amended and Restated Articles of Incorporation of Registrant (1)

4.2           Amended and Restated Bylaws of Registrant (2)

4.3           Specimen of Common Stock Certificate (2)

5.1           Opinion of Alston & Bird LLP regarding the legality of the shares of Common Stock being registered

8.1           Opinion of Alston & Bird LLP regarding certain federal tax matters

23.1          Consent of Ernst & Young, LLP

23.2          Consent of Coopers & Lybrand, L.L.P.

23.3          Consent of Alston & Bird LLP (included in Exhibit 5.1)

24.1          Power of Attorney (included on the signature page hereof)

(1) Filed as part of the Company's Current Report on September 25, 1997 and amended by articles supplementary filed as part of the Company's Current Reports on Form 8-K dated October 4, 1997, and on Form 8-K dated April 20, 1998, each of which is incorporated herein by reference.

(2) Filed as part of Registration Statement 33-76952 with the Securities and Exchange Commission and incorporated herein by reference.